                                                    Registration No. 333-_______

    As filed with the Securities and Exchange Commission on October 30, 1998
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------

                        RAMCO-GERSHENSON PROPERTIES TRUST
             (Exact name of registrant as specified in its charter)

      MARYLAND                                                   13-6908486
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

 27600 NORTHWESTERN HIGHWAY, SUITE 200                             48034
       SOUTHFIELD, MICHIGAN                                      (Zip Code)
(Address of Principal Executive Offices)

  RAMCO-GERSHENSON PROPERTIES TRUST 1997 NON-EMPLOYEE TRUSTEE STOCK OPTION PLAN
                            (Full title of the plan)

                              DENNIS E. GERSHENSON
                                    PRESIDENT
                        RAMCO-GERSHENSON PROPERTIES TRUST
                      27600 NORTHWESTERN HIGHWAY, SUITE 200
                              SOUTHFIELD, MI 48034
                     (Name and address of agent for service)

                                 (248) 350-9900
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE
================================================================================

       Title of                                        Proposed                 Proposed
      securities                 Amount                 maximum                  maximum              Amount of
         to be                    to be             offering price              aggregate           registration
      registered               registered             per share              offering price              fee
-----------------------------------------------------------------------------------------------------------------
Common Shares (1)        100,000 shares (2)           $  15.72 (3)             $  1,572,000(3)       $ 437.02

(1) Common shares of beneficial interest of the Registrant, $0.01 par value per share ("Common Shares").

(2) This Registration Statement shall also cover any additional Common Shares which become available for grant under the Plan by reason of any stock dividend, stock split, recapitalization or similar transaction effected without receipt of consideration which results in an increase in the number of outstanding Common Shares.

(3) Calculated pursuant to Rule 457(c) and (h)(1) under the Securities Act, solely for the purpose of computing the registration fee and, based on the average of the high and low prices of the Common Shares as traded on The
     New York Stock Exchange on October 27, 1998.


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                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The documents listed below are incorporated by reference in this registration statement:

         1. Annual Report of Ramco-Gershenson Properties Trust (the "Registrant") on Form 10-K for the fiscal year ended December 31, 1997, filed with the Securities and Exchange Commission (the "Commission") on March 31, 1998, pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         2. Quarterly Report of the Registrant on Form 10-Q for the fiscal quarter ended March 31, 1998, filed with the Commission on May 14, 1998, pursuant to the Exchange Act.

         3. Quarterly Report of the Registrant on Form 10-Q for the fiscal quarter ended June 30, 1998, filed with the Commission on August 13, 1998, pursuant to the Exchange Act.

         4. The Current Report of the Registrant on Form 8-K dated October 30, 1997, filed with the Commission on November 14, 1997, as amended by a Form 8-K/A filed by the Registrant on January 13, 1998, pursuant to the Exchange Act.

         5. The description of the Registrant's Common Shares contained in Item 1 of the Registrant's Registration Statement on Form 8-A filed with the Commission on November 1, 1988, pursuant to Section 12 of the Exchange Act, as updated by the description of the Registrant's Common Shares contained in that Definitive Proxy Statement on Schedule 14A filed with the Commission on November 17, 1997.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein by reference modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.


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ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The legality of the securities offered hereby has been passed upon by Honigman Miller Schwartz and Cohn, Detroit, Michigan, general counsel to the Registrant. Attorneys with Honigman Miller Schwartz and Cohn may be deemed to beneficially own 55,440 Common Shares as of October 23, 1998.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Under Maryland law, a real estate investment trust formed in Maryland is permitted to eliminate, by provision in its declaration of trust, the liability of its trustees and officers to the trust and shareholders for money damages except for (i) actual receipt of an improper benefit or profit in money, property or services or (ii) acts or omissions involving active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Trust's Declaration of Trust contains such a provision which eliminates such liability to the maximum extent permitted by Maryland law.

         Under the Declaration of Trust and Bylaws of the Trust, the Trust is required to indemnify any trustee or officer (a) against reasonable expenses incurred by him in the successful defense (on the merits or otherwise) of any proceeding to which he is made a party by reason of such status or (b) against any claim or liability to which he may become subject to by reason of such status unless it is established that (i) the act or omission giving rise to the claim was committed in bad faith or was the result of the active and deliberate dishonesty, (ii) he actually received an improper personal benefit in money, property or services, or (iii) in the case of a criminal proceeding, he had reasonable cause to believe that his act or omission was unlawful. The Trust is also required by its Bylaws to pay or reimburse, in advance of a final disposition, reasonable expenses of a trustee or officer made a party to a proceeding by reason of his status as such upon receipt of a written affirmation by the trustee or officer of his good faith belief that he has met the applicable standard for indemnification under such Bylaws and a written undertaking to repay such expenses if it shall ultimately be determined that the applicable standard was not met.

         The Registrant has obtained Directors' and Officers' liability insurance. The policy provides for $10 million in coverage including prior acts dating to the Registrant's inception and liabilities under the Securities Act.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8.           EXHIBITS.

         4.1 Amended and Restated Declaration of Trust of the Registrant, dated October 2, 1997, incorporated by reference to Exhibit
                  3.1 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997

         4.2 Bylaws of the Registrant, adopted October 2, 1997, incorporated by reference to Exhibit 3.3 to the Registrant's Annual Report on Form 10-K, for the fiscal year ended December 31, 1997

         4.3 Ramco-Gershenson Properties Trust 1997 Non-Employee Trustee Stock Option Plan

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


         5        Opinion of Honigman Miller Schwartz and Cohn

         23.1     Consent of Deloitte & Touche LLP


         23.2 Consent of Honigman Miller Schwartz and Cohn (included in the opinion filed as Exhibit 5 to this Registration Statement)

         24 Power of Attorney (included after the signature of the Registrant contained on page 6 of this Registration Statement)


ITEM 9.           UNDERTAKINGS.

         (a)      The undersigned Registrant hereby undertakes:

                           (1) To file, during any period in which offers or
                  sales are being made, a post-effective amendment to this Registration Statement;

                                    (i)     To include any prospectus required
                           by Section 10(a)(3) of the Securities Act of 1933;

                                    (ii) To reflect in the prospectus any facts
                           or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                                    (iii) To include any material information
                           with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                           Provided, however, that paragraphs (a)(1)(i) and
                  (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                           (2) That, for the purpose of determining any
                  liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration

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

                  statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3) To remove from registration by means of a
                  post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.





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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, State of Michigan, on October 30, 1998.


                                       RAMCO-GERSHENSON PROPERTIES TRUST



                                       By: /s/ Dennis E. Gershenson
                                           -------------------------------------
                                           Dennis E. Gershenson
                                           President and Chief Executive Officer




                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of RAMCO-GERSHENSON PROPERTIES TRUST, a Maryland real estate investment trust (the "Trust"), hereby constitutes and appoints Joel D. Gershenson and Dennis E. Gershenson, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, each with the power of substitution for him in any and all capacities, with full power and authority in said attorneys-in-fact and agents and in any one or more of them, to sign, execute and affix his seal thereto and file the proposed registration statement on Form S-8 to be filed by the Trust under the Securities Act of 1933, as amended, which registration statement relates to the registration and issuance of the Trust's Common Shares, pursuant to the Ramco-Gershenson Properties Trust 1997 Non-Employee Trustee Stock Option Plan and any of the documents relating to such registration statement, any and all amendments to such registration statement, including any amendment thereto changing the amount of securities for which registration is being sought, and any post-effective amendment, with all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority; granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, may lawfully do or cause to be done by virtue hereof.



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

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


               Signature                                  Title                                 Date
               ---------                                  -----                                 ----

   /s/ Joel D. Gershenson                       Chairman of the Board                       October 30, 1998
----------------------------------------
   Joel D. Gershenson


   /s/ Dennis E. Gershenson                     President, Chief Executive                  October 30, 1998
----------------------------------------           Officer and Trustee
   Dennis E. Gershenson                            (Principal Executive Officer)



   /s/ Richard J. Smith                          Chief Financial Officer                     October 30, 1998
----------------------------------------           (Principal Financial Officer and
   Richard J. Smith                                Principal Accounting Officer)



   /s/ Stephen R. Blank                          Trustee                                     October 30, 1998
----------------------------------------
   Stephen R. Blank


                                                 Trustee
----------------------------------------
   Arthur H. Goldberg


   /s/ Selwyn Isakow                             Trustee                                     October 30, 1998
----------------------------------------
   Selwyn Isakow


   /s/ Herbert Liechtung                         Trustee                                     October 30, 1998
----------------------------------------
   Herbert Liechtung


  /s/ Robert A. Meister                          Trustee                                     October 30, 1998
----------------------------------------
   Robert A. Meister


   /s/ Joel M. Pashcow                           Trustee                                     October 30, 1998
----------------------------------------
   Joel M. Pashcow


   /s/ Mark K. Rosenfeld                         Trustee                                     October 30, 1998
----------------------------------------
   Mark K. Rosenfeld


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
                                INDEX TO EXHIBITS


Exhibit
Number                              Exhibit
------                              -------


4.1 Amended and Restated Declaration of Trust of the Registrant, dated October 2, 1997, incorporated by reference to Exhibit 3.1 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997

4.2 Bylaws of the Registrant, adopted October 2, 1997, incorporated by reference to Exhibit 3.3 to the Registrant's Annual Report on Form 10-K, for the fiscal year ended December 31, 1997

4.3  Ramco-Gershenson Properties Trust 1997 Non-Employee Trustee Stock Option
     Plan

5    Opinion of Honigman Miller Schwartz and Cohn

23.1 Consent of Deloitte & Touche LLP

23.2 Consent of Honigman Miller Schwartz and Cohn (included in the opinion filed as Exhibit 5 to this Registration Statement)

24 Powers of Attorney (included after the signature of the Registrant contained on page 6 of this Registration Statement)




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